Exhibit 10.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (THIS “AGREEMENT”) IS MADE ON JULY 25, 2022 BY AND AMONG

1.	Those holders of shares in the capital of the Company (the “Company Shares”) listed in Schedule A attached hereto (the “Company Shareholders”);

2.

NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its corporate seat in Naarden and registered office at Gooimeer 2 35, 1411 DC Naarden, the Netherlands, and registered with the Dutch trade register under number 76133141 (the “Company”);

3.

NewAmsterdam Pharma Company B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its corporate seat in Naarden and registered office at Gooimeer 2 35, 1411 DC Naarden, the Netherlands, and registered with the Dutch trade register under number 86649051 (“Holdco”);

4.	NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company (“Merger Sub”); and

5.	Frazier Lifesciences Acquisition Corporation, a Cayman Islands exempted company (“FLAC” and, together with the Company Shareholders, the Company, Holdco and Merger Sub, the “Parties”).

WHEREAS

A.	Each Company Shareholder has sole voting power with respect to the number and type of Company Shares indicated opposite such Company Shareholder’s name on Schedule A attached hereto.

B.

The Company Shareholders and the Company are parties to a Shareholders’ Agreement with regard to their respective shareholdings in the Company, dated 11 January 2021 (as amended or supplemented from time to time, the “SHA”).

C.

Concurrently with the effectiveness of this Agreement, the Company, Holdco, Merger Sub and FLAC are entering into a Business Combination Agreement (as amended or supplemented from time to time, the “BCA”), pursuant to and subject to the terms and conditions of which, the Company, Holdco, FLAC and Merger Sub are required, among other matters, to consummate the transactions contemplated thereby (collectively, the “Transactions”), including the following:

a)

Company Share Exchange – Each holder of Company Shares will enter into one or more notarial deeds of issue with Holdco (each, a “Deed of Issue”) under which (i) Holdco shall issue to each such holder a number of Holdco ordinary shares (“Holdco Shares”) to which such holder is entitled pursuant to the applicable provisions of the BCA and (ii) in fulfilment of such holder’s respective obligations to pay up the respective Holdco Shares issued to such holder under such Deed of Issue by payment in kind, such holder shall contribute and transfer all of its Company Shares to Holdco (the “Company Share Exchange”).

b)

Holdco reorganization – Holdco shall (i) change its legal form from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap) and (ii) amend and restate its articles of association to be suitable for a company whose shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”).

c)

Merger – Merger Sub shall merge with and into FLAC, with FLAC surviving such merger as a wholly owned subsidiary of Holdco (the “Merger”). By virtue of the Merger (i) each of FLAC’s Class A ordinary shares, par value $0.0001 (the “FLAC Class A Shares”), and FLAC’s Class B ordinary shares, par value $0.0001, issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be automatically cancelled and extinguished in exchange for one Holdco Share and (ii) each warrant to purchase one or more FLAC Class A Shares that is outstanding immediately prior to the Effective Time shall automatically cease to represent a right to acquire FLAC Class A Shares and shall automatically represent, immediately following the Effective Time, a right to acquire an equivalent number of Holdco Shares pursuant to a warrant assumption agreement to be entered into by Holdco immediately prior the Effective Time.

d)

Domestication – Immediately after the Effective Time, the separate existence of Merger Sub shall cease and FLAC shall continue as the surviving entity of the Merger (the “Surviving Company”), and the Surviving Company shall domesticate as a Delaware corporation.

e)	Nasdaq listing – Effective upon the Merger and upon satisfaction of all initial listing requirements, the Holdco Shares shall become listed on Nasdaq.

f)

PIPE financing – Certain investors shall subscribe for and purchase, and Holdco shall issue and sell to those investors, an aggregate number of Holdco Shares in exchange for a purchase price of $10.00 per Holdco Share, substantially concurrently with the closing of the Merger (the “Closing”).

g)

Ancillary Documents – The relevant parties shall enter into such other agreements, documents, instruments or certificates contemplated by the BCA to be executed by the Company, Holdco, FLAC and Merger Sub, as applicable (the “Ancillary Documents”).

D.	In order to facilitate the consummation of the Transactions, the Parties are entering into this Agreement.

THE PARTIES NOW HEREBY AGREE AS FOLLOWS

1	INTERPRETATION

1.1	References to statutory provisions are to those provisions as they are in force from time to time.

1.2	Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.3	Words denoting a gender include each other gender.

1.4	Except as otherwise required by law, the terms “written” and “in writing” include by use of electronic means of communication.

1.5	No provision of this Agreement shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

1.6

Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.7	The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.8	The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

1.9	Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the BCA.

2	CONDITIONALITY

2.1	In this Agreement, the “Conditions” are the following conditions precedent:

a.	the approval of the BCA by the Company Board;

b.

the execution of this Agreement by Company Shareholders collectively constituting the Investor Majority (as defined in the SHA), thereby granting their prior written consent to this Agreement becoming effective; and

c.	the execution of the BCA by the Company, Holdco, Merger Sub and FLAC.

3	UNDERTAKINGS

3.1

Subject only to the satisfaction of the Conditions, and unless the Expiration Time (as defined below) shall have occurred, each Company Shareholder hereby irrevocably and unconditionally undertakes vis-à-vis each of the Company, Holdco, FLAC and each other Company Shareholder to:

a.

appear at any meeting of the holders of Company Shares, or any adjournment or postponement thereof, with respect to the approval of the BCA, any of the Transactions, or any other matters necessary or reasonably requested by the Company for consummation of the Transactions with respect to the Company Shares held by such Company Shareholder, or otherwise cause such Company Shares to be counted as present thereat for purposes of calculating a quorum, and vote (or cause to be voted) (i) in favour of approval of the BCA, the Company Share Exchange, and any other matters necessary or reasonably requested by the Company for consummation of the Transactions, and (ii) against any proposal that conflicts or materially impedes or interferes therewith, including any Company Acquisition Proposal, or would adversely affect or delay the consummation of the Transactions;

b.

if so required or applicable, execute and deliver to the Company, a written consent voting all Company Shares held by such Company Shareholder in favour of approval of the BCA, the Company Share Exchange, and any other matters necessary or reasonably requested by the Company for consummation of the Transactions; and

c.

take all necessary or desirable actions in connection with the Transactions to consummate the Company Share Exchange (and any other Transaction to which such Company Shareholder is a party) in accordance with the terms of the BCA.

3.2

Each Company Shareholder hereby irrevocably and unconditionally undertakes vis-à-vis each of the Company, Holdco, FLAC and each other Company Shareholder, to execute and deliver, immediately following the execution of this Agreement by such Company Shareholder, an irrevocable power of attorney substantially in the form attached hereto as Schedule B (the “Power of Attorney”) and to have such Power of Attorney notarized, apostilled or accompanied by confirmations from local counsel in accordance with the instructions set forth underneath the signature block thereof, provided, however, that such Power of Attorney (and the performance of any act pursuant thereto) shall be subject only to the satisfaction of the Conditions.

4	RESTRICTIONS ON TRANSFER

4.1	Each Company Shareholder agrees that, prior to the Expiration Time (as defined below), he, she or it shall:

a.

only sell, assign, transfer or otherwise dispose of any Company Shares (collectively, a “Transfer”) (i) in compliance with all applicable securities Laws, (ii) in compliance with the Governing Documents of the Company, (iii) in compliance with the BCA and the SHA and (iv) if, prior to such Transfer, each transferee signs a counterpart to this Agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement and to be a “Company Shareholder” hereunder; provided that any subsequent transfer of Company Shares by any such transferee shall also be made pursuant to, and in accordance with, all of the provisions of this Clause 4 to the same extent as if each such transferee were a Company Shareholder; and

b.

not, directly or indirectly, (i) pledge, encumber or create a Lien on any Company Shares or enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing; (ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any of the Company Shares held by such Company Shareholder; (iii) enter into, or deposit any of such Company Shares into, a voting trust or take any other action which would, or would reasonably be expected to, result in a diminution of the voting power represented by any of the Company Shares held by such Company Shareholder; or (iv) commit or agree to take any of the foregoing actions.

4.2	Each Company Shareholder agrees to promptly notify FLAC in writing of any changes or updates to Schedule A hereto as it relates to such Company Shareholder after the date hereof.

5	REPRESENTATIONS AND WARRANTIES

Each Company Shareholder hereby represents and warrants to the Company, Holdco, Merger Sub and FLAC as follows:

5.1	Such Company Shareholder has the full power and authority to execute and deliver this Agreement and to perform such Company Shareholder’s obligations hereunder.

5.2

This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivered by the other Parties, constitutes a valid, legal and binding agreement with respect to such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

5.3

Such Company Shareholder owns the number of Company Shares indicated opposite such Company Shareholder’s name on Schedule A attached hereto, free and clear of any Liens (other than Liens created by this Agreement, applicable securities Laws, the Company’s Governing Documents, the SHA, and Permitted Liens), and has sole voting and investment power with respect to such Company Shares. None of such Company Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting thereof, and no Person has any right to acquire from such Company Shareholder any of such Company Shares.

5.4

The execution and delivery of this Agreement by such Company Shareholder, the consummation by such Company Shareholder of the transactions contemplated hereunder and the performance by such Company Shareholder of his, her or its obligations hereunder do not and will not (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, any Contract or any judgment to which such Company Shareholder is a party or by which such Holder is bound, or any Law to which such Company Shareholder is subject or, in the event that such Company Shareholder is a corporation, company, partnership, limited liability company, joint venture, association, trust, business trust or other entity, any Governing Document of such Company Shareholder, or (ii) require any consent, approval, qualification, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity by such Company Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, qualifications, orders or authorizations or registrations, declarations or filings, would not prevent or impair in any material respect the performance by such Company Shareholder of his, her or its obligations under this Agreement.

5.5

No investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Company Shareholder in connection with its entering into this Agreement.

6	MISCELLANEOUS PROVISIONS

6.1	Amendment

6.1.1	No amendment to this Agreement shall have any force or effect unless it is in writing and signed by all Parties.

6.2	No rescission or nullification

6.2.1

To the extent permitted by law, the Parties hereby waive their rights to rescind or nullify or to demand the rescission, nullification or amendment of this Agreement, in whole or in part, on any grounds whatsoever.

6.3	No transfer, assignment or encumbrance

6.3.1	No Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement without the prior written approval of the other Party.

6.4	Term and termination

6.4.1

This Agreement shall remain in full force and effect for an indefinite period, until the earliest to occur of (such earliest time, the “Expiration Time”) (i) the completion of the Company Share Exchange at the Closing, (ii) such date and time as the BCA shall be terminated pursuant to Article 7 thereof and (iii) upon mutual written agreement of the Parties.

6.4.2

In the event of the termination of this Agreement pursuant to Clause 6.5, this entire Agreement shall become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives), except that the provisions of Clause 1, this Clause 6 and Clause 7 shall remain in full force and effect and survive any termination of this Agreement.

6.5	Counterparts

6.5.1	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

6.6	Notices

6.6.1

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

a.	if to the Company, Holdco or Merger Sub:

NewAmsterdam Pharma Holding B.V.;
NewAmsterdam Pharma Company B.V.; and
NewAmsterdam Pharma Investment Corporation
Gooimeer 2 35 1411 DC, Naarden, the Netherlands
Attention: Michael Davidson
Louise Kooij
E-mail:

with a copy (which shall not constitute notice) to:

Covington & Burling LLP
The New York Times Building 620 Eighth Avenue
New York, NY 10018
Attention: Jack S. Bodner
Kerry S. Burke
Brian K. Rosenzweig
Facsimile: 646-441-9079
E-mail: jbodner@cov.com
kburke@cov.com
brosenzweig@cov.com

b.	if to FLAC:

Frazier Lifesciences Acquisition Corporation
Two Union Square
601 Union St., Suite 3200
Seattle, Washington 98101
Attention: James N. Topper
David Topper
E-mail:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention:	Jocelyn M. Arel
Jacqueline Mercier
E-mail:	jarel@goodwinlaw.com
jmercier@goodwinlaw.com

c.	if to a Company Shareholder, to the address set forth under such Company Shareholder’s signature on the signature page hereto.

6.7	Capacity as a shareholder

6.7.1

Notwithstanding anything herein to the contrary, each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of the such Company Shareholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

7	GOVERNING LAW AND JURISDICTION

7.1	This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

7.2

The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

(signature page follows)

Signature page to the Support Agreement

Forbion Capital Fund IV Coöperatief U.A., represented by:
/s/ H.A. Slootweg	/s/ G.J. Mulder
Name: Forbion IV Management B.V. Title: Director By: FCPM III Services B.V. Title: Director By: H.A. Slootweg Title: Director	Name: Forbion IV Management B.V. Title: Director By: FCPM III Services B.V. Title: Director By: G.J. Mulder Title: Director

Address for notices:

Address:

Attention

E-mail:

With copy to:

Forbion Growth Opportunities Fund I Coöperatief U.A., represented by:
/s/ D.A.F. Kersten	/s/ W.S.J. Joustra
Name: Forbion Growth Management B.V. Title: Director By: D.A.F. Kersten Title: Proxy Holder	Name: Forbion Growth Management B.V. Title: Director By: W.S.J. Joustra Title: Proxy Holder

Signature page to the Support Agreement

NAP PoolCo B.V., represented by:
/s/ H.A. Slootweg	/s/ G.J. Mulder
Name: Forbion International Management B.V. Title: Director Name: H.A. Slootweg Title: Director	Name: Forbion International Management B.V. Title: Director Name: G.J. Mulder Title: Director

Address for notices:

Address:

Attention

E-mail:

With copy to:

Signature page to the Support Agreement

Morningside Venture Investments Limited, represented by:
/s/ F.A.E. Richard	/s/ J.M. Franklin
Name: Frances Anne Elizabeth Richard Title: Authorized Signatory	Name: Jill Marie Franklin Title: Authorized Signatory

Address for notices:

Address:

Attention

E-mail:

With copy to:

Signature page to the Support Agreement

Ascendant BioCapital SPV I, LLC – Series 1, represented by Ascendant BioCapital Fund I GP, LLC, in its turn represented by:
/s/ Guarav Gupta
Name: G. Gupta Title: Managing Member

Address for notices:

Address:

Attention

E-mail:

With copy to:

Signature page to the Support Agreement

Population Health Equity Partners V, L.P., represented by its general partner Population Health Equity Partners V GP, LLC, on its turn represented by:
/s/ Chris Cox
Name: C. Cox Title: President

Address for notices:

Address:

Attention

E-mail:

With copy to:

Signature page to the Support Agreement

Kaiser Permanente Group Trust, represented by Kaiser Foundation Health Plan, Inc. and Investment Committee for the Kiser Permanente Retirement Plans, as named fiduciaries for the plans that participate in the Kaiser Permanente Group Trust:

/s/ Thomas Lurquin
Name: T. Lurquin Title: VP - Pensions and Investments

Address for notices:

Address:

Attention

E-mail:

With copy to:

Signature page to the Support Agreement

NewAmsterdam Pharma Holding B.V., represented by:
/s/ M.H. Davidson	/s/ J.P.P. Kastelein
Name: M.H. Davidson Title: CEO	Name: Wester Investments B.V. Title: CSO Name: J.J.P. Kastelein Title: Director

M.H. Davidson
/s/ M.H. Davidson

Address for notices:

Address:

Attention

E-mail:

With copy to:

Signature page to the Support Agreement

NewAmsterdam Pharma Company B.V., represented by:
/s/ Louise Kooij
Name: LouFré Management B.V. Title: Director Name: LouFré Holding B.V. Title: Director Name: L.F. Kooij Title: Director

NewAmsterdam Pharma Investment Corporation, represented by:
/s/ Louise Kooij
Name: LouFré Management B.V. Title: Director Name: LouFré Holding B.V. Title: Director Name: L.F. Kooij Title: Director

Signature page to the Support Agreement

Frazier Lifesciences Acquisition Corporation, represented by:

/s/ James N. Topper

Name: James N. Topper Title: Chief Executive Officer

SCHEDULE A

[Schedule A]

SCHEDULE B

POWER OF ATTORNEY

THE UNDERSIGNED

[Option 1. Principal is a natural person]

[first and given names] [surname], born in [place], [country], on the [day] day of [month] nineteen hundred and [year], residing at [private address], [married/neither married nor registered as partner], holder of a[n] [country][Dutch] passport with number [number] (the “Principal”),

[Option 2. Principal is a legal entity][Note: authority statement to be included in Annex C]

[name entity], a [company] under the laws of [jurisdiction], having its registered office at [address], and registered with the [name foreign companies registrar] under registration number [number] (the “Principal”),

HEREBY DECLARES

1.	Capitalised terms used herein have the meanings ascribed thereto in the support agreement to which this power of attorney is a schedule (the “Support Agreement”).

2.

The Principal grants an irrevocable power of attorney to each individual civil law notary, assigned civil law notary, candidate civil law notary, lawyer, notarial assistant and paralegal working with NautaDutilh N.V. (each: an “Attorney”).

3.

The scope of this power of attorney extends to the performance of the following acts for and on behalf of the Principal, in each case in connection with the consummation of the Transactions, involving in particular (a) the Company Share Exchange, (b) the conversion of Holdco into a public company under Dutch law, (c) the Merger, (d) the domestication of the surviving entity of the Merger, (e) the Holdco Shares becoming listed on Nasdaq and (f) the PIPE financing concurrently with Closing, together with all other actions which are necessary, advisable or customary to implement the Transactions:

a.

to appear before any (assigned) civil law notary of NautaDutilh N.V. (or one of their deputies) as a party to a notarial deed drawn up by NautaDutilh N.V., pursuant to which Holdco (at that time still in the legal form of a private company with limited liability) will issue shares in its capital to the Principal, and the Principal will acquire shares in the capital of Holdco, by way of a capital increase against contribution in kind of all shares, irrespective of class or designation, held by the Principal at the time of such contribution in the capital of the Company;

b.

if applicable, to sign, execute and deliver on behalf of the Principal, in connection with consummation of the Transactions, a private deed of transfer of shares in the capital of Holdco (at that time converted into the legal form of a public company with limited liability) drawn up by NautaDutilh N.V., pursuant to which the Principal’s shares in Holdco’s capital will be transferred by the Principal to the Holdco’s U.S. transfer agent for delivery of those shares in book-entry form on a securities account administered in the Principal’s name, or otherwise at the direction of the Principal;

c.

to appear at any meeting of the holders of Company, or any adjournment or postponement thereof, with respect to the approval of the BCA, any of the Transactions, or any other matters necessary or reasonably requested by the Company for consummation of the Transactions with respect to the Company Shares held by the Principal, or otherwise cause the Principal’s Company Shares to be counted as present thereat for purposes of calculating a quorum, and vote (or cause to be voted) (i) in favour of approval of the BCA, the Company Share Exchange, and any other matters necessary or reasonably requested by the Company for consummation of the Transactions, and (ii) against any proposal that conflicts or materially impedes or interferes therewith, including any Company Acquisition Proposal, or would adversely affect or delay the consummation of the Transactions;

d.

if applicable, to execute and deliver to the Company, a written resolution of the holders of all Company Shares voting in favour of approval of the BCA, the Company Share Exchange, and any other matters necessary or reasonably requested by the Company for consummation of the Transactions; and

e.

to sign, execute and deliver any private and notarial deed, agreement, statement, declaration, form or other document and to perform any other acts, including acts of disposition (beschikkingshandelingen), on behalf of the Principal that an Attorney considers necessary, useful or advisable in connection with the Transactions and the performance of the matters described above.

4.	Each Attorney is authorised to act also as counterparty to the Principal or as an attorney-in-fact of any such counterparty.

5.	This power of attorney is granted with full power of substitution and subject to each Attorney’s right to indemnification for all acts performed under this power of attorney.

6.	The relationship between the Principal and each Attorney under this power of attorney is governed exclusively by the laws of the Netherlands.

(signature page follows)

Signature page to a power of attorney.

[Principal], [represented by]:
Name: Title:	Name: Title:
Date:	Date:

Please observe the following requirements when executing this power of attorney:

•	A copy of a valid passport of each individual signing this power of attorney must be attached.

•

Each signature on this power of attorney must be notarized. If notarized outside the Netherlands, this power of attorney must be apostilled. Alternatively, this process can be completed through a video meeting with a representative of NautaDutilh. Please contact NautaDutilh to set this up (contact details below). During such video conference, the signatory has to (i) show his/her original passport, (ii) sign a printed copy of such passport (by wet ink signature) and (iii) sign a printed copy of this power of attorney (by wet ink signature). Please do not sign the printed copy of the passport and/or this power of attorney in advance of the video conference.

•	This power of attorney must be signed by wet-ink signature (i.e. digital signatures will not be accepted).

•

If the Principal is an entity not incorporated under Dutch law: a lawyer practicing in the country of incorporation of the Principal must issue the confirmation statement substantially in the form of Annex A hereto. If you wish to make changes to this format, please contact NautaDutilh (contact details below).

•

Following execution, please send a scan copy of the signed documents by e-mail, followed by the originals. Please use the following contact details: NautaDutilh N.V., Attn. Marloes van der Laan, Beethovenstraat 400, 1082 PR Amsterdam, The Netherlands, E-mail: Marloes.vanderLaan@nautadutilh.com.

•	Please note that additional KYC-documentation may be requested, all to the satisfaction of the notary.

ANNEX A

[Letterhead counsel]

NautaDutilh N.V.

Attn. P.C.S. van der Bijl / M.L. van der Laan

Beethovenstraat 400

1082 PR Amsterdam

the Netherlands

[Place], [date]

Dear Sir,

I am a [lawyer admitted to the bar of] / [notary practicing in] [jurisdiction].

[name entity], a [company] under the laws of [jurisdiction], having its registered office at [address], and registered with the [name foreign companies registrar] under registration number [number] (the “Company”) has requested me to make the following statements with regard to the power of attorney (the “Power of Attorney”) of which a copy is attached hereto.

For the purposes of making these statements I have reviewed the Power of Attorney, the Company’s organisational documents and such other documents as I have deemed necessary.

I hereby state that [signatory/signatories], at the time of the execution of the Power of Attorney, had the power to represent the Company for the purposes of the execution of the Power of Attorney in the name and on behalf of the Company and that the Company has the power to enter into the transactions described in the Power of Attorney.

Yours sincerely,

[Name counsel]]